BYLAWS



                                  OF



                      MCHENRY METALS GOLF CORP.




                         A NEVADA CORPORATION

                   T A B L E  O F  C O N T E N T S
                                                            Page

ARTICLE I  OFFICES

Section   1.01 Registered Office
 ............................................................      1
Section   1.02 Locations of Offices
 ............................................................      1

ARTICLE II  SHAREHOLDERS

Section   2.01 Annual Meeting
 ............................................................      1
Section   2.02 Special Meetings
 ............................................................      1
Section   2.03 Place of Meetings
 ............................................................      1
Section   2.04 Notice of Meetings
 ............................................................      1
Section   2.05 Waiver of Notice
 ............................................................      2
Section   2.06 Fixing Record Date
 ............................................................      2
Section   2.07 Voting Lists
 ............................................................      2
Section   2.08 Quorum
 ............................................................      2
Section   2.09 Vote Required
 ............................................................      2
Section   2.10 Voting of Stock
 ............................................................      3
Section   2.11 Proxies
 ............................................................      3
Section   2.12 Written Consent to Action
          by Stockholders
 ............................................................      3

ARTICLE III  DIRECTORS

Section   3.01 Number, Term, and Qualifications
 ............................................................      3
Section   3.02 Vacancies and Newly
          Created Directorships
 ............................................................      3
Section   3.03 General Powers
 ............................................................      3
Section   3.04 Regular Meetings
 ............................................................      4
Section   3.05 Special Meetings
 ............................................................      4
Section   3.06 Meetings by Telephone Conference Call
 ............................................................      4
Section   3.07 Notice
 ............................................................      4
Section   3.08 Quorum
 ............................................................      4
Section   3.09 Manner of Acting
 ............................................................      4
Section   3.10 Compensation
 ............................................................      4
Section   3.11 Presumption of Assent
 ............................................................      4
Section   3.12 Resignations
 ............................................................      4
Section   3.13 Written Consent to Action by Directors
 ............................................................      5
Section   3.14 Removal
 ............................................................      5

ARTICLE IV  OFFICERS

Section   4.01 Number
 ............................................................      5
Section   4.02 Election, Term of Office,
          and Qualifications
 ............................................................      5
Section   4.03 Subordinate Officers, Etc.
 ............................................................      5
Section   4.04 Resignations
 ............................................................      5
Section   4.05 Removal
 ............................................................      5
Section   4.06 Vacancies and Newly
          Created Offices
 ............................................................      5
Section   4.07 The Chairman of the Board
 ............................................................      5
Section   4.08 The President
 ............................................................      6
Section   4.09 The Vice Presidents
 ............................................................      6
Section   4.10 The Secretary
 ............................................................      6
Section   4.11 The Treasurer
 ............................................................      7
Section   4.12 General Manager
 ............................................................      7
Section   4.13 Salaries
 ............................................................      8
Section   4.14 Surety Bonds
 ............................................................      8

ARTICLE V  EXECUTION OF INSTRUMENTS, BORROWING OF
MONEY, AND DEPOSIT OF CORPORATE FUNDS

Section   5.01 Execution of Instruments
 ............................................................      8
Section   5.02 Loans
 ............................................................      8
Section   5.03 Deposits
 ............................................................      8
Section   5.04 Checks, Drafts, Etc.
 ............................................................      8
Section   5.05 Bonds and Debentures
 ............................................................      9
Section   5.06 Sale, Transfer, Etc. of Securities
 ............................................................      9
Section   5.07 Proxies
 ............................................................      9

ARTICLE VI  CAPITAL SHARES

Section   6.01 Stock Certificates
 ............................................................      9
Section   6.02 Transfer of Stock
 ............................................................      9
Section   6.03 Regulations
 ............................................................     10
Section   6.04 Maintenance of Stock Ledger
               at Principal Place of Business
 ............................................................     10
Section   6.05 Transfer Agents and Registrars
 ............................................................     10
Section   6.06 Closing of Transfer Books and
          Fixing of Record Date
 ............................................................     10
Section   6.07 Lost or Destroyed Certificates
 ............................................................     10

ARTICLE VII  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section   7.01 How Constituted
 ............................................................     11
Section   7.02 Powers
 ............................................................     11
Section   7.03 Proceedings
 ............................................................     11
Section   7.04 Quorum and Manner of Acting
 ............................................................     11
Section   7.05 Resignations
 ............................................................     11
Section   7.06 Removal
 ............................................................     11
Section   7.07 Vacancies
 ............................................................     11
Section   7.08 Compensation
 ............................................................     11


ARTICLE VIII  INDEMNIFICATION, INSURANCE, AND OFFICER AND DIRECTOR CONTRACTS


Section   8.01 Indemnification:  Third Party Actions
 ............................................................     12
Section   8.02 Indemnification:  Corporate Actions
 ............................................................     12
Section   8.03 Determination
 ............................................................     12
Section   8.04 Advances
 ............................................................     12
Section   8.05 Scope of Indemnification
 ............................................................     13
Section   8.06 Insurance
 ............................................................     13
Section   8.07 Officer and Director Contracts
 ............................................................     13

ARTICLE IX  FISCAL YEAR
 ............................................................     13

ARTICLE X  DIVIDENDS
 ............................................................     13

ARTICLE XI  AMENDMENTS
 ............................................................     14

CERTIFICATE OF SECRETARY
 ............................................................     14

                               RESTATED

                                BYLAWS

                                  OF

                      MCHENRY METALS GOLF CORP.



                              ARTICLE I

                               OFFICES

     Section 1.01 Registered Office. The registered office shall be in the city of Reno, state of Nevada.

     Section 1.02 Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.


                              ARTICLE II

                             SHAREHOLDERS

     Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held at such time and at such date between 90 and 180 days after the end of the corporation's fiscal year as the board of directors may designate and provide for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the board of directors.

     Section 2.03 Place of Meetings. The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the principal office of the corporation.

     Section 2.04 Notice of Meetings. The secretary or assistant secre tary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least ten days, but not more than 50 days, prior to the meeting, to each stockholder of record entitled to vote.

     Section 2.05 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

     Section 2.06 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or stockholder entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 50 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockhold ers has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

     Section 2.07 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares regis tered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger shall be prima facie evidence as to who are the stock holders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 2.08 Quorum. Stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stock holders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.09 Vote Required. When a quorum is present at a meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide all questions brought before such meeting, unless a question is one on which, by express provision of the statutes of the state of Nevada or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.10 Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the voting capital stock held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the articles of incorporation.

     Section 2.11 Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corpora tion or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after 6 months from its date, unless it is coupled with an interest or the proxy provides for a longer period, which may not exceed 7 years from the date of the proxy.

     Section 2.12 Written Consent to Action by Stockholders. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock entitled to vote with respect to the subject matter thereof.


                             ARTICLE III

                              DIRECTORS

     Section 3.01 Number, Term, and Qualifications. The number of direc tors which shall constitute the whole board shall be not less than two nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stock holders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.02 of this article, and each director elected shall hold office until his successor is elected and quali fied. Directors need not be residents of the state of incorporation or stockholders of the corporation.

     Section 3.02 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.03 General Powers. The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the articles of incorporation, or by these bylaws, directed or required to be exercised or done by the stockholders.

     Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following, and at the same place as, the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.05 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president, vice president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

     Section 3.06 Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 3.07 Notice. Notice of any special meeting shall be given at least five days prior thereto by written notice delivered personally or mailed to each director at his regular business address or residence, or by telegram.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.08 Quorum. The presence of a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

     Section 3.10 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.12 Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on its acceptance by the board of directors; provided, that if the board has not acted thereon within ten days from the date presented, the resignation shall be deemed accepted.

     Section 3.13 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a commit tee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

     Section 3.14 Removal. Any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of issued and outstanding stock entitled to voting power.


                              ARTICLE IV

                               OFFICERS

     Section 4.01 Number. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be appointed by the board of directors, including, a chairman of the board, one or more vice presidents, an assistant secretary, an assistant treasurer, or a general manager.

     Section 4.02 Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of direc tors and until his successor shall have been chosen and qualified, or until his death, or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

     Section 4.03 Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advis able, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

     Section 4.04 Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

     Section 4.05 Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

     Section 4.06 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disquali fication, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

     Section 4.07 The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

          (a) He or she shall preside at all stockholders' meetings; and all meetings of the board of directors;

          (b)  He or she shall be a member of the executive committee; and

          (c) He shall be the Chief Executive Officer of the Corporation, and subject to the direction of the Board of Directors or Executive Committee, shall have general charge of the business, affairs, and property of the Corporation.

     Section 4.08 The President. The president shall have the following powers and duties:

          (a) He shall be the Chief Administrative officer of the Corporation, and subject to the direction of the Chairman of the Board, shall have general administrative charge of the business, affairs, and general supervision over it's officers, employees, and agents;

          (b) If the Chairman of the Board and the Vice Chairman of the Board are absent or disabled, he shall preside at the meetings of the stockholders and Board of Directors;

          (c)  He shall be a member of the executive committee;

          (d) He shall have such additional powers and perform such duties as from time to time may be assigned to him by the Chairman of the Board, Board of Directors, or Executive Committee, and

          (e) At the request of or in the absence or disability of the Chairman of the Board, he shall perform all the duties of the Chairman of the Board, and when so acting, shall have all of the powers of, and be subject to all the restrictions upon the Chief Executive Officer.

     Section 4.09 The Vice Presidents. The board of directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request of or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, the senior vice president, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

     Section 4.10 The Secretary. The secretary shall have the following powers and duties:

          (a) He or she shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

          (b) He or she shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

          (c) He or she shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, he may attest the same;

          (d) He or she shall assume that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

          (e) He or she shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He or she shall cause the stock ledger referred to in section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

          (f)  He or she shall be empowered to sign certificates repre-

     senting stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

          (g) He or she shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

     Section 4.11 The Treasurer. The treasurer shall have the following powers and duties:

          (a) He or she shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

          (b) He or she shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof;

          (c) He or she shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

          (d) He or she shall render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

          (e) He or she shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

          (f) He or she shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and

          (g) He or she shall perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

     Section 4.12 General Manager. The board of directors may employ and appoint a general manager who may, or may not, be one of the officers or directors of the corporation.
The general manager, if any, shall have the following powers and duties:

          (a) He or she shall be the chief executive officer of the corporation and, subject to the directions of the board of directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents;

          (b) He or she shall be charged with the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the board of directors;

          (c) Subject to the approval of the board of directors or the executive committee, if any, he shall employ all employees of the corporation, or delegate such employment to subordinate officers, or such division chiefs, and shall have authority to discharge any person so employed; and

          (d) He or she shall make a report to the president and directors quarterly, or more often if required to do so, setting forth the results of the operations under his charge, together with suggestions looking toward improvement and betterment of the condition of the corporation, and shall perform such other duties as the board of directors may require.

     Section 4.13 Salaries. The salaries and other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

     Section 4.14 Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corpora tion a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the account ing of all property, monies, or securities of the corporation which may come into his hands.


                              ARTICLE V

            EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                    AND DEPOSIT OF CORPORATE FUNDS

     Section 5.01 Execution of Instruments. Subject to any limitation contained in the articles of incorporation or these bylaws, the president or any vice president or the general manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instru ment authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the articles of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation. Any such authorization may be general or confined to specific instances.

     Section 5.02 Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

     Section 5.03 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

     Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evi dences of indebtedness of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

     Section 5.05 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsim ile signature has been used on any such bond or debenture, should cease to be an officer of the corporation for any reason before the same has been deliv ered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 5.06 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the board of directors.

     Section 5.07 Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the board of directors.



                              ARTICLE VI

                            CAPITAL SHARES

     Section 6.01 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corpora tion, certifying the number and kind, class or series of stock owned by him in the corporation; provided, however, that where such a certificate is counter signed by (a) a transfer agent or an assistant transfer agent, or (b) regis tered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corpora tion, for any reason, before the delivery of such certificate by the corpora tion, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Canceled" with the date of cancellation.

     Section 6.02 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, represent ing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

     Section 6.03 Regulations. Subject to the provisions of the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

     Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names, alphabetically arranged, of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

     Section 6.05 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

     Section  6.06  Closing of Transfer Books and Fixing of Record Date.

          (a) The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed 50 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

          (b) In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

          (c) If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for, or such record date shall be, at least ten days immediately preceding such meeting.

     Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certifi cate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

                             ARTICLE VII

               EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 7.01 How Constituted. The board of directors may designate an executive committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the executive committee and of any other committee shall be designated annually at the annual meeting of the board of directors; provided, however, that at any time the board of directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these bylaws.

     Section 7.02 Powers. During the intervals between meetings of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the board of directors or to amend these bylaws, and except for such powers as by law may not be delegated by the board of directors to an executive committee.

     Section 7.03 Proceedings. The executive committee, and such other committees as may be designated hereunder by the board of directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

     Section 7.04 Quorum and Manner of Acting. At all meetings of the executive committee, and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be neces sary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the board of directors, shall act only as a committee and the individual members thereof shall have no powers as such.

     Section 7.05 Resignations. Any member of the executive committee, and of such other committees as may be designated hereunder by the board of directors,may resign at any time by delivering a written resignation to either the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

     Section 7.06 Removal. The board of directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either with or without cause.

     Section 7.07 Vacancies. If any vacancy should occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the board of directors.

     Section 7.08 Compensation. The board of directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

                             ARTICLE VIII

                   INDEMNIFICATION, INSURANCE, AND
                    OFFICER AND DIRECTOR CONTRACTS

     Section 8.01 Indemnification: Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enter prise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connec tion with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 8.02 Indemnification: Corporate Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corpora tion, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corpora tion, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon applica tion that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under sections 8.01 or 8.02, unless ordered by a court, shall be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.01 or 8.02. The determination shall be made: (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 8.04 Advances. Expenses incurred by officers and directors in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses authorized in or ordered by the corporation pursuant to sections 8.01, 8.02, 8.04:

          (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses, including corporate person nel other than directors or officers, may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 8.02 or for the advancement of expenses made pursuant to section 8.04, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

          (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

     Section 8.06 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and any other firm or corporation shall be affected by the fact that a director or officer of the corporation has an interest in, or is a director or officer of the corporation or any such other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the corporation or any transaction in which the corporation is a party or has an interest. Each person who is now or may become an officer or director of the corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with the corporation for the benefit of himself or any firm or other corporation in which he may have an interest; provided, such officer or director acts in good faith.


                              ARTICLE IX

                             FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                              ARTICLE X

                              DIVIDENDS

     The board of directors may from time to time declare, and the corpora tion may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the certificate of incorporation and by the laws.

                              ARTICLE XI

                              AMENDMENTS

     All bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new bylaws may be made, except that no bylaw adopted or amended by the stockholders shall be altered or repealed by the board of directors.


                       CERTIFICATE OF SECRETARY

     The undersigned does hereby certify that he is the secretary of McHenry Metals Golf Corp., a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated April 28, 1998, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

     DATED this ___ day of April, 1998.


                                   McHenry Metals Golf Corp.



                                   By___________________________________
                                     Theodore Aroney, Secretary